Exhibit 99.1

Audience Announces Second Quarter 2013 Financial Results

MOUNTAIN VIEW, Calif. – August 1, 2013 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced its second quarter 2013 financial results.

Revenue for the second quarter of 2013 was $45.3 million, compared with $33.4 million for the same period in 2012. As reported under U.S. generally accepted accounting principles (GAAP), second quarter 2013 net income was $2.7 million, or $0.11 per diluted share based on weighted average shares outstanding of 23.2 million. This compares with GAAP net income of $4.3 million, or $0.17 per diluted share based on weighted average shares outstanding of 14.3 million, for the same period in 2012. Gross margin on a GAAP basis for the second quarter of 2013 was 59.0% of revenue, compared to 62.2% of revenue for the same period in 2012.

Using Audience’s non-GAAP net income as defined below, non-GAAP net income for the second quarter of 2013 was $5.7 million, or $0.24 per diluted share based on weighted average shares outstanding of 23.2 million. This compares with non-GAAP net income of $5.0 million, or $0.24 per diluted share based on weighted average shares outstanding of 20.7 million, for the same period in 2012. Gross margin on a non-GAAP basis for the second quarter of 2013 was 59.2% of revenue, compared to 62.3% of revenue for the same period in 2012.

“In the second quarter, Audience continued to strengthen its position as the leader in Advanced Voice with Audience technology released in a wide range of flagship devices for customers such as Samsung, Huawei, and LG,” said Peter Santos, president and chief executive officer. “As we look ahead, we see shifting trends in the smartphone market that will present both challenges and opportunities. We believe the opportunities will outweigh these challenges, as we continue to penetrate key mobile handset customers, deepen our partnership with China Mobile and execute on our diversification strategy.”

“Operationally we executed well in the second quarter as our financial results met or exceeded expectations across all key metrics,” said Kevin Palatnik, chief financial officer. “Going forward, with near-term expected softness in the high end of the smartphone market, we will continue to carefully manage our business. We are confident in our diversification strategy and long term business model.”

Business Outlook

For the third quarter of 2013, Audience expects total revenue to be in the range of $31 to $34 million. Third quarter GAAP gross margin is expected to be in the range of 54% to 57%. Third quarter GAAP net loss, which includes $1.5 million of expected stock-based compensation expense and $0.2 million of non-cash rent expense, is expected to be in the range of $3.8 to $4.8 million, or ($0.16) to ($0.20) per diluted share on approximately 23.5 million diluted weighted average shares outstanding.

Third quarter non-GAAP gross margin is expected to be in the range of 54% to 57%. Third quarter non-GAAP net loss is expected to be in the range of $2.1 to $3.1 million, or ($0.09) to ($0.13) per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Audience Announces Second Quarter 2013 Financial Results	Page 2

The above information concerning guidance represents Audience’s outlook only as of the date hereof and is subject to change as a result of amendments to material contracts and other changes in business conditions. Audience undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Quarterly Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a second quarter 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-212-6076 (toll free) or 1-707-287-9331 (international). The passcode is 14496607. A live and archived webcast of the call will be available on Audience’s website at http://investor.audience.com/ for 30 days.

Audience expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Audience may reiterate the business outlook published in this press release. At the same time, Audience will keep this press release, including the business outlook, publicly available on its website.

Beginning September 13, 2013, Audience will observe a Quiet Period during which Audience’s representatives will not comment on Audience’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Audience’s Third Quarter 2013 Earnings Release is published, which is currently scheduled for October 31, 2013.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as gross margin, net income and earnings per share information for the three months and quarter ended June 30, 2013 and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Stock warrant revaluation expense is related to preferred stock warrants outstanding that had to be revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations as preferred stock warrant revaluation represents a non-cash expense.

On June 5, 2012, Audience entered into a lease agreement for its future corporate headquarters facility in Mountain View, California. The facility is in the process of being constructed. Pursuant to the lease agreement, the lease falls under “build-to-suit” accounting treatment and therefore, in accordance with accounting for the effect of lessee involvement in asset construction, the company is considered to be the owner of the real estate project during the construction period. As such, Audience recorded an asset for construction in progress for incurred construction costs, and a liability for those costs that are not funded by the company. Additionally, the rent costs associated with the ground lease during construction was recorded to the income statement. This rent cost is a non-cash charge that the company excluded from its non-GAAP net income.

Audience Announces Second Quarter 2013 Financial Results	Page 3

Non-GAAP financial information is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock and certain preferred stock warrants into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2012, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent and diversification of our customer base are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our dependence on a single OEM, Samsung Electronics Co. Ltd., for a substantial portion of our revenue; weak demand for high end smart phones and the impact on our business; our need to maintain and expand our existing relationships with our OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; increasing competition and new entrants in the market for our products; our need to develop products for the lower end of the smartphone market; our need to diversify our sources of revenue; our ability to enter new end user product markets, such as notebooks and smart TVs, as well as new geographic markets; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty as to whether any given OEM’s products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of future intellectual property litigation and claims for indemnification; changes in tax laws

Audience Announces Second Quarter 2013 Financial Results	Page 4

or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q for the three months ended March 31, 2013, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leader in advanced voice and audio processing for mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

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For more information, contact:

Investors

The Blueshirt Group
Suzanne Schmidt or	Melanie Friedman
415-217-4962	415-217-4964
suzanne@blueshirtgroup.com	melanie@blueshirtgroup.com

Media and Industry Analysts

Diane Vanasse

408-242-0027

dvanasse@audience.com

Audience, Inc.

Condensed consolidated balance sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$103,191	$109,606
Restricted cash	170	—
Marketable securities	25,880	18,032
Accounts receivable, net	12,837	12,926
Inventories	22,651	13,266
Other current assets	4,806	3,669

Total current assets	169,535	157,499
Property and equipment, net	21,314	11,801
Other noncurrent assets	1,134	1,389
Restricted cash - noncurrent portion	—	170

Total assets	$191,983	$170,859

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,076	$9,745
Accrued and other current liabilities	10,836	9,228
Deferred credits and income	676	285
Financing obligation for construction in progress	12,958	5,290

Total current liabilities	31,546	24,548
Taxes payable – noncurrent	670	376

Total liabilities	32,216	24,924

Stockholders’ equity:
Preferred stock	—	—
Common stock	21	21
Additional paid-in capital	178,985	172,461
Accumulated other comprehensive income	(1)	3
Accumulated deficit	(19,238)	(26,550)

Total shareholders’ equity	159,767	145,935

Total liabilities and stockholders’ equity	$191,983	$170,859

Audience, Inc.

Condensed consolidated statements of comprehensive income

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue:
Hardware	$42,788	$21,144	$86,456	$40,553
Licensing	2,521	12,213	6,082	23,912

Total revenue	45,309	33,357	92,538	64,465
Cost of revenue	18,562	12,618	40,282	26,037

Gross profit	26,747	20,739	52,256	38,428
Operating expenses:
Research and development	10,349	7,878	19,799	13,546
Selling, general and administrative	10,793	8,147	21,138	15,671

Total operating expenses	21,142	16,025	40,937	29,217

Income from operations	5,605	4,714	11,319	9,211
Interest income, net	37	10	91	13
Other expense, net	(84)	(257)	(159)	(465)

Income before income taxes	5,558	4,467	11,251	8,759
Income tax expense	2,891	142	3,939	265

Net income	$2,667	$4,325	$7,312	$8,494

Net income per share:
Basic	$0.13	$0.20	$0.35	$0.39

Diluted	$0.11	$0.17	$0.32	$0.33

Weighted average shares used in computing net income per share:
Basic	21,240	11,343	21,101	6,202

Diluted	23,230	14,330	23,157	9,211

Other comprehensive income:
Foreign currency translation adjustments, net of tax	$—	$83	$—	$31
Unrealized loss on marketable securities, net	(4)	—	(4)	—

Net comprehensive income	$2,663	$4,408	$7,308	$8,525

Audience, Inc.

Consolidated statements of operations

GAAP to Non-GAAP net income reconciliation

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
GAAP net income	$2,667	$4,325	$7,312	$8,494
Stock-based compensation	1,326	591	2,643	1,128
Non-cash rent expense	183	—	431	—
Revaluation of warrant liability	—	123	—	290
Tax adjustment	1,478	—	1,478	—

Non-GAAP net income	$5,654	$5,039	$11,864	$9,912

Audience, Inc.

Unaudited computation of GAAP earnings per share

(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Computation of GAAP net income per share:
GAAP net income	$2,667	$4,325	$7,312	$8,494
Non-cumulative dividends to preferred stockholders	—	(749)	—	(2,248)
Undistributed earnings allocated to preferred stockholders	—	(1,307)	—	(3,835)

Net income – basic	2,667	2,269	7,312	2,411
Adjustment for undistributed earnings reallocated to the holders of common stock	—	187	—	604

Net income – diluted	$2,667	$2,456	$7,312	$3,015

Weighted average shares used in computing net income per share:
Basic	21,240	11,343	21,101	6,202

Diluted	23,230	14,330	23,157	9,211

Net income per share:
Basic	$0.13	$0.20	$0.35	$0.39

Diluted	$0.11	$0.17	$0.32	$0.33

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted earnings per share

(in thousands, except per share data)

	Three months ended June 30,			Six months ended June 30,
	2013	2012		2013	2012
GAAP net income	$2,667	$4,325		$7,312	$8,494
Non-cumulative dividends to preferred stockholders	—	(749	)(B)	—	(2,248	)(B)
Undistributed earnings allocated to preferred stockholders	—	(1,307)		—	(3,835)

GAAP net income – basic	2,667	2,269		7,312	2,411
Adjustment for undistributed earnings reallocated to the holders of common stock	—	187		—	604

GAAP net income – diluted	$2,667	$2,456		$7,312	$3,015
Non-GAAP adjustments:
Stock-based compensation	1,326	591		2,643	1,128
Non-cash rent expense	183	—		431	—
Revaluation of warrant liability	—	123		—	290
Non-GAAP as if converted method	—	1,869	(A)	—	5,479	(A)
Tax adjustment	1,478	—		1,478	—

Non-GAAP net income – diluted	$5,654	$5,039		$11,864	$9,912

GAAP – diluted weighted average shares	23,230	14,330		23,157	9,211

Non-GAAP – diluted weighted average shares	23,230	20,715		23,157	19,006

GAAP – diluted net income per share	$0.11	$0.17		$0.32	$0.33
Non-GAAP adjustments:
Stock-based compensation	0.06	0.03		0.11	0.06
Non-cash rent expense	0.01	—		0.02	—
Revaluation of warrant liability	—	0.01		—	0.02
Non-GAAP as if converted method	—	0.03	(B)	—	0.12	(B)
Tax adjustment	0.06	—		0.06	—

Non-GAAP – diluted net income per share	$0.24	$0.24		$0.51	$0.52

(A)	Non-GAAP net income was adjusted by $1,869 and $5,479 for the three and six months ended June 30, 2012, respectively to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented.
(B)	Non-GAAP diluted EPS for the three and six months ended June 30, 2012 was computed to give effect to the conversion of our convertible preferred stocks and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period. Therefore to bridge the GAAP to non-GAAP EPS the non-cumulative dividends to preferred stockholders should not be allocated to stockholders for the three and six months ended June 30, 2012 of $749 and $2,248, respectively.

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income

(in thousands, except per share data)

(unaudited)

	Three months ended June 30, 2013				Three months ended June 30, 2012
	Reported GAAP	Adjustments		Non-GAAP	Reported GAAP		Adjustments		Non-GAAP
Revenue:
Hardware	$42,788	$—		$42,788	$21,144		$—		$21,144
Licensing	2,521	—		2,521	12,213		—		12,213

Total revenue	45,309	—		45,309	33,357		—		33,357

Cost of revenue	18,562	(75	)(A)	18,487	12,618		(29	)(B)	12,589

Gross profit	26,747	75		26,822	20,739		29		20,768
Operating expenses:
Research and development	10,349	(600	)(A)	9,749	7,878		(208	)(B)	7,670
Selling, general and administrative	10,793	(834	)(A)	9,959	8,147		(354	)(B)	7,793

Total operating expenses	21,142	(1,434)		19,708	16,025		(562)		15,463

Income from operations	5,605	1,509		7,114	4,714		591		5,305
Interest income, net	37	—		37	10		—		10
Other expense, net	(84)	—		(84)	(257)		123	(C)	(134)

Income before income taxes	5,558	1,509		7,067	4,467		714		5,181
Income tax expense	2,891	(1,478	)(D)	1,413	142		—		142

Net income	$2,667	$2,987		$5,654	$4,325		$714		$5,039

Net income per share:
Basic	$0.13			$0.27	$0.20	(E)			$0.28

Diluted	$0.11			$0.24	$0.17	(E)			$0.24

Weighted average shares used in computing net income per share:
Basic	21,240			21,240	11,343				17,728	(F)

Diluted	23,230			23,230	14,330				20,715	(F)

(A)	Stock-based compensation expense total - $1,326 and Non-cash rent expense total $183
(B)	Stock-based compensation expense total - $591
(C)	Quarterly warrant revaluation - $123
(D)	Non-GAAP tax adjustments for the three months ended June 30, 2013 are adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities
(E)	GAAP basic and diluted EPS was calculated using the two-class method until our convertible preferred stock converted to common stock upon the closure of our initial public offering. Therefore, our GAAP net income was adjusted by a decrease of $2,056 and $1,869 in arriving to “net income” for the calculation of basic and diluted GAAP EPS, respectively
(F)	Non-GAAP basic and diluted EPS was computed to give effect to the conversion of our convertible preferred stocks and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of period presented

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income

(in thousands, except per share data)

(unaudited)

	Six months ended June 30, 2013				Six months ended June 30, 2012
	Reported GAAP	Adjustments		Non-GAAP	Reported GAAP		Adjustments		Non-GAAP
Revenue:
Hardware	$86,456	$—		$86,456	$40,553		$—		$40,553
Licensing	6,082	—		6,082	23,912		—		23,912

Total revenue	92,538	—		92,538	64,465		—		64,465

Cost of revenue	40,282	(144	)(A)	40,138	26,037		(54	)(B)	25,983

Gross profit	52,256	144		52,400	38,428		54		38,482
Operating expenses:
Research and development	19,799	(1,212	)(A)	18,587	13,546		(350	)(B)	13,196
Selling, general and administrative	21,138	(1,718	)(A)	19,420	15,671		(724	)(B)	14,947

Total operating expenses	40,937	(2,930)		38,007	29,217		(1,074)		28,143

Income from operations	11,319	3,074		14,393	9,211		1,128		10,339
Interest income, net	91	—		91	13		—		13
Other expense, net	(159)	—		(159)	(465)		290	(C)	(175)

Income before income taxes	11,251	3,074		14,325	8,759		1,418		10,177
Income tax expense	3,939	(1,478	)(D)	2,461	265		—		265

Net income	$7,312	$4,552		$11,864	$8,494		$1,418		$9,912

Net income per share:
Basic	$0.35			$0.56	$0.39	(E)			$0.62

Diluted	$0.32			$0.51	$0.33	(E)			$0.52

Weighted average shares used in computing net income per share:
Basic	21,101			21,101	6,202				15,997	(F)

Diluted	23,157			23,157	9,211				19,006	(F)

(A)	Stock-based compensation expense total - $2,643 and Non-cash rent expense total - $431
(B)	Stock-based compensation expense total - $1,128
(C)	Six months ended June 30, 2012 warrant revaluation - $290
(D)	Non-GAAP tax adjustments for the six months ended June 30, 2013 are adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities
(E)	GAAP basic and diluted EPS was calculated using the two-class method until our convertible preferred stock converted to common stock upon the closure of our initial public offering. Therefore, our GAAP net income was adjusted by a decrease of $6,083 and $5,479 in arriving to “net income” for the calculation of basic and diluted GAAP EPS, respectively
(F)	Non-GAAP basic and diluted EPS was computed to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented

Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted earnings per share

Three months ending September 30, 2013
Estimated GAAP diluted net loss per share	($0.16) - ($0.20)
Estimated stock-based compensation expense per share	$0.06
Estimated non-cash rent expense per share	$0.01

Non-GAAP – diluted net loss per share	($0.09) - ($0.13)